SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 17, 2004


                      SHANNON INTERNATIONAL RESOURCES INC.
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             (Exact name of registrant as specified in its charter)

              Nevada                                             98-02049656
---------------------------------                           -------------------
 (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)


          Suite 2000, 715 - 5th Avenue, S.W., Calgary, Alberta T2P 2X6
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               (Address of principal executive offices)(Zip Code)


                                 (403) 538 3706
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              (Registrant's telephone number, including area code)





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Item 3.02.   Unregistered Sales of Equity Securities

In October 2003, the Registrant entered into an agreement to acquire fifty-one percent of the equity ownership of LSI. The acquisition closed and became effective on June 30, 2004. Shannon Investments Ltd., was created for the transaction and issued 5,100,000 shares of non-voting exchangeable stock to the shareholders of LSI at closing. These shares are exchangeable into common stock of the Registrant at the election of the holder at any time over the next five years on a share for share basis. The agreement with the LSI shareholders also required that the LSI shareholders would receive voting rights in the Registrant equal to 5,100,000 shares of the Registrant's common stock. As of December 13, 2004, 879,750 exchangeable shares have been converted into the 879,750 shares of the Registrant's common stock.

As a result of the above, on December 13, 2004, the Registrant issued 4,220,250 shares of its common stock to Shannon Investments Ltd., its wholly owned subsidiary. These shares are held by Shannon Investments Ltd., for possible exchange of its non voting, exchangeable shares issued to the shareholders of Logical Sequence Incorporated, hereinafter LSI, a privately held Canadian corporation. The shares were also issued so that Shannon Investments Ltd., the Registrant's subsidiary can provide each of the holders of the exchangeable shares with a proxy to vote an equal number of shares of the Registrant's common stock at any meeting of the Registrant's stock holders.

At any time prior to the record date for any meeting of the Registrant's stockholders, the holders of the Shannon Investments Ltd., exchangeable shares elect to exchange their exchangeable shares for the Registrant's common stock, the number of shares of common stock held by Shannon Investments Ltd., will be reduced by the number of shares exchanged.

It is the Registrant's intention to request its stockholders to authorize a class of preferred stock at its next meeting of stockholders and if approved to issue a single share of preferred stock with voting rights equal to the then outstanding exchangeable shares which will be convertible into an equal number of shares of the Registrant's common stock upon the election to exchange by LSI shareholders.

With respect to the issuance of the 4,220,250 shares of common stock, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended.


Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

10.11  Logical Sequence Inc. Distribution Agreement (1)
10.12  Share Purchase Agreement (1)
10.13  Share Purchase Support Agreement (1)
10.14  Voting Trust Agreement (1)
10.15  Addendum Agreement (2)

(1) Incorporated by reference to the exhibits to Shannon's quarterly report on Form 10-QSB for the three month period ended September 30, 2003.

(2) Incorporated by reference to the exhibits to Shannon's amended quarterly report on Form 10-QSB for the three month period ended September 30, 2003 filed on December 2, 2003.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHANNON INTERNATIONAL RESOURCES INC.

Dated: December 17, 2004


/s/ Blair Coady
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Blair Coady, Chief Executive Officer